UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): September 25, 2007
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Ex-10.1 Executive Severance Plan

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 25, 2007, the Compensation and Benefits Committee of the Board of Directors of Chico’s FAS, Inc. (the “Company”) adopted an Executive Severance Plan (the “Severance Plan”), which is effective as of October 1, 2007, covering all of the Company’s executive vice presidents, senior vice presidents and vice presidents (except that severance benefits contained in the Company’s employment agreements with certain of its executive officers supersede the benefits under this Severance Plan). Under the Severance Plan, an officer that is involuntarily terminated within the definition set forth in the Severance Plan would be eligible to receive certain benefits, including a cash payment in an amount equal to a specified number of months of the officer’s annual base salary as well as a prorated bonus amount, based upon the person’s particular officer position. Further, the Severance Plan provides for other benefits including payments to subsidize the costs to continue medical and dental plan coverage for the applicable severance period, reimbursement of reasonable outplacement assistance expenses, and to the extent applicable, release from any then continuing obligation to repay any sign-on bonus or relocation benefit previously received from the Company.
     Because the existing severance benefits provisions contained in the Company’s employment agreements with its named executive officers, supersede the benefits under the Severance Plan, the Severance Plan does not affect the severance benefits for such named executive officers as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on May 7, 2007, except in the case of Gary A. King, the Company’s Executive Vice President — Chief Information Officer. Under the Severance Plan, Mr. King, who is not a party to an employment agreement with the Company, will be eligible to receive the benefits described below:
     Benefits payable for a covered termination as defined by the Severance Plan

Cash Payment(1)
			Extended Health	Outplacement
Executive Officer	Salary	Bonus	Plan Benefits(2)	Assistance(3)

Gary A. King Executive Vice President — Chief Information Officer	12 months	Prorated portion of bonus payable	12 months	Reimbursable

(1)	The Severance Plan provides for a lump-sum cash payment that is equivalent to a specified number of months of the officer’s annual base salary and a bonus amount, calculated on a prorated basis, equal to the amount payable had the employee not terminated employment. The payment of such prorated bonus would be made at the same time as other bonus payments are made in the ordinary course under the relevant bonus plan.

(2)	The Severance Plan provides for payments to subsidize the costs to continue the employee’s medical and dental plan benefits for a specified number of months following a covered termination.

(3)	The Severance Plan provides for the reimbursement of reasonable outplacement assistance expenses incurred over a specified number of months following a covered termination.
     The foregoing description of the Severance Plan is not complete and is qualified in its entirety by reference to the full text of such agreement. A copy of the Severance Plan is filed as Exhibit 10.1 to this Report and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:
     Exhibit 10.1     Chico’s FAS, Inc. Executive Severance Plan

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: September 27, 2007	By:	/s/ Michael J. Kincaid
Michael J. Kincaid, Senior Vice President —
Finance and Chief Accounting Officer and Assistant Secretary

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INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Chico’s FAS, Inc. Executive Severance Plan

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